Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated March 27, 2014, accompanying the audited consolidated financial statements for the years ended December 31, 2014 and 2013 of Flexible Solutions International, Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s.333-139815 and 333-176556), appearing on this form 10-K of Flexible Solutions International, Inc. for the year ended December 31, 2014.

Vancouver, Canada MNP LLP, Chartered Accountants
March 31, 2015

ACCOUNTING > CONSULTING > TAX 2300–1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1 1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca